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                                                                  EXHIBIT 10.3.6




                   BUSINESS PURPOSE REVOLVING PROMISSORY NOTE

[BANK1ONE(R) logo]

Date:   February 29, 1996                Executed at Akron, Ohio
Amount $25,000,000.00

For value received, receipt of which is hereby acknowledged, the undersigned jointly and severally promises to pay to the order of Bank One, Akron, NA ("Bank One") at its principal office located at 50 South Main Street, Akron, Ohio or at such other place as Bank One may designate from time to time, in lawful money of the United States of America, the principal sum of Twenty-Five Million and 00/100 Dollars or such lesser portion thereof as may have from time to time been disbursed to, or for the benefit of the undersigned, and remaining unpaid pursuant to the books or records of Bank One, together with interest on the unpaid balance of principal advanced from the date(s) of disbursement until paid in full as set forth below. The principal amount of this Note may be advanced, repaid and readvanced in full or part during the term of this Note provided no event of default or demand for payment exists hereunder.

RATE OF INTEREST AND ITS CALCULATION

/X/ Fixed:  SEE ATTACHED EXHIBIT A  percent (________%) per annum

/__/ Variable:     Prime rate plus _____________________ percent (_____%) per annum which will be adjusted to reflect the change in the Prime Rate:

                   /_/ on the first day of each month following the month
                       in which the Prime Rate changes

                  /_/  on the same day as the Prime Rate changes

"Prime Rate" means the rate announced from time to time by Bank One as its prime rate.

Interest shall be calculated on a 360 day year basis and shall be calculated by dividing the actual number of days which elapsed during the period interest accrued by a year of 360 days times the interest rate in effect.

After this Note becomes due and payable, whether at maturity, by acceleration or otherwise, the interest rate on the outstanding principal sum and accrued interest will be the rate stated above plus five percent (5%) per annum.

Bank One shall have the right to assess a late payment processing fee in the amount of the greater of $50.00 or five (5)% of the schedule payment in the event of a default in payment that remains uncured for a period of at least ten
(10) days.
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TIME AND METHOD OF PAYMENT

/X/ PRINCIPAL DUE AND PAYABLE ON THE MATURITY DATE, INTEREST DUE AND PAYABLE ON THE MATURITY DATE OR PERIODICALLY:

         MATURITY DATE:  April 1, 1996
         PRINCIPAL: The principal balance is immediately due and payable on the
                    MATURITY DATE

         INTEREST:   Interest is immediately due and payable:
                       /X/  on the MATURITY DATE
                      /_/   beginning  ______________________  and continuing
                            /_/ Monthly /_/ Quarterly thereafter, until the MATURITY DATE on which date all accrued and unpaid interest shall be immediately due and payable.

/_/ PRINCIPAL AND INTEREST DUE AND PAYABLE ON DEMAND. Principal and interest are immediately due and payable on demand but until such time as demand for payment is made, accrued interest thereon is due and payable as hereinafter provided:

   INTEREST:  Date of first interest payment:__________________, and continuing
             /_/ Monthly    /_/ Quarterly thereafter, until demand is made.

This Note /X/ is /_/ is not issued in conjunction with an agreement or letter dated Feb. 29, 1996, to which reference is made, and /_/ is /X/ is not supported by other security documents.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE


TELXON CORPORATION

By:  /s/  Kenneth W. Haver
  ------------------------
    Kenneth W. Harver, Senior Vice President,
    Chief Financial Officer and Treasurer


            Additional terms and conditions of this Promissory Note
              are contained on the reverse side of this document.

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[reverse side]

               ADDITIONAL TERMS AND CONDITIONS OF PROMISSORY NOTE

         1. All credits, deposits, accounts, securities or moneys of any signer, endorser or guarantor hereof ("Obligor", meaning each jointly and severally), and all other property or rights belonging to or in which Obligor has any interest, now or hereafter pledged or hypothecated to Bank One or in the possession or control of Bank One ("Collateral") shall be held by Bank One as security for the payment of this Note, and of every other liability now or hereafter existing of Obligor, absolute or contingent, due or to become due, and in whatsoever manner acquired by or accruing to Bank One ("Obligations"). Bank One shall have the right to setoff any such Collateral at any time without prior notice of Obligor.

         2. If this Note is due and payable on demand it is subject to being called at any time upon actual demand by Bank One. The inclusion of a payment schedule is merely to provide terms for payment in the absence of actual demand and does not affect or impair Bank One's absolute right to demand payment of this Note at any time. Obligor agrees that Bank One may delay demand until, or make demand at anytime before, any payment date specified in the demand payment section of this Note.

         3. At the option of Bank One, and without in any way limiting its right to demand payment in full of this Note if it is due and payable on demand, all Obligations shall become immediately due and payable without prior notice or demand upon the occurrence of any of the following events of default:
(a) failure of Obligor to make payment when due of the principal or interest of this Note and/or any of the Obligations; (b) failure of Obligor to furnish satisfactory collateral or additional collateral, as the case may be, as hereinafter agreed; (c) failure of Obligor to comply with any of the terms and conditions of this Note and/or any of the Obligations or contained in any security agreement or instrument securing this Note and/or any of the Obligations; (d) death of Obligor; (e) dissolution of, termination of existence of, insolvency of, business failure of, appointment of a receiver for, or assignment for the benefit of creditors or a commencement of any proceeding under any bankruptcy, reorganization, arrangement or liquidation law by or against Obligor or any property of Obligor; (f) failure of Obligor to pay when due any premium on any policy of life or other insurance pledged hereunder, or held in connection with any Collateral; (g) [deleted by interlineation]; (h)
the institution of any garnishment proceedings by attachment, levy or otherwise against any deposit balance or Collateral maintained or deposited with Bank One by Obligor; (i) failure of Obligor to either furnish Bank One within thirty
(30) days after written request by Bank One, current financial statements, including income tax returns, in form satisfactory to Bank One or to permit inspection of any of Obligor's books or records; (j) any representation, warranty, statement, report, or application made, or furnished, by Obligor proving to have been false, erroneous or misleading, in any material respect at the time of the making thereof; (k) the issuance of any tax levy or lien against Obligor or Obligor's failure to pay, withhold, collect or remit any tax when assessed or due; (l) sale or transfer of Collateral out of Obligor's ordinary course of business; (m) a bulk sale of Obligor's assets; or (n) suspension or liquidation of Obligor's business.
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         4.      No delay or omission on the part of Bank One in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and or remedy on any future occasion.

         5. Obligor waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note; and assents to any extension or postponement of the time of payment, modification or waiver of any payment amount or any other indulgence, and/or to the addition or release of any other party or person liable hereon or of any Collateral herefore.

         6. This Note shall be governed by and construed in accordance with the laws of the State of Ohio in all respects.

         7. Obligor will pay on demand all costs of collection and attorneys' fees incurred or paid by Bank One in enforcing this Note when the same have become due, whether by acceleration or otherwise, if allowable by law.

         8. Bank One shall have the right to charge interest on the amount of any interest payment not paid as provided in this Note at the same rate as applicable to the principal sum.

         9. Payments shall be allocated between principal, interest and fees, if any, in the discretion of Bank One, and, when applicable, any prepayments will be applied to principal in the inverse order of scheduled maturity.

         10. All rights, powers, privileges and immunities herein granted to Bank One shall extend to its successors and assigns and any other legal holder of this Note. All rights, powers, privileges and immunities of Obligor hereunder may not in any way be assigned, transferred or sold. Bank One at any time is authorized to correct patent errors and fill in any blanks herein.

         11. Obligor acknowledges that this Note evidences a loan made primarily for business, commercial or agricultural purposes and not primarily for personal, family or household purposes.

         12. When any Obligation becomes due, whether by acceleration or otherwise, and at any time thereafter, Bank One shall have all of the remedies provided in the security documents including the remedies of a secured party under the Uniform Commercial Code. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Bank One will give Obligor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the last known address of Obligor at least ten (10) days before the time of the sale or disposition.
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         13.     When any Obligation becomes due, whether by acceleration or otherwise, and at any time thereafter, Bank One is empowered to collect, sell, assign, transfer, set over and deliver the whole or any part of any Collateral through any stock exchange, broker or agent or at any public or private sale, either for cash or credit or for future delivery, without assumption of credit risk, and at any such sale Bank One may become the purchaser of any part of the Collateral discharged from right of redemption. Upon any such sale, after deducting all costs and expenses of every kind related to retaking, storing and selling the Collateral, the residue of the proceeds thereof may be applied as Bank One may determine toward the payment of any or all of the Obligations, whether due or not, returning the overage, if any, to Obligor and Obligor shall be and remain liable to Bank One for every and any deficiency after application of such proceeds.

         14. Right is expressly granted to Bank One at its option to transfer at any time to itself or to its nominee any securities pledged hereunder, to receive and retain the income thereon, all splits, substitutions and divisions, and hold the same as security herefore, or apply it on the principal or interest which has become due on any Obligation, whether by acceleration or otherwise, and, in the case of voting shares or interests pledged to vote the same when Bank One deems the exercise of such power necessary to maintain or protect such Collateral.

         15. When any Obligation becomes due, whether by acceleration or otherwise, and at any time thereafter, Bank One may, at its option, demand, sue for, collect or make any compromise or settlement it deems desirable with reference to the Collateral. Bank One shall not be bound to take any steps necessary to preserve any rights in the Collateral against prior parties, inasmuch as Obligor agrees to assume such responsibility. Bank One shall have no duty with respect to collection or protection of the Collateral or of any income on the Collateral as to the preservation of any rights pertaining to the Collateral beyond safe custody.

         16. Obligor will deliver to Bank One satisfactory collateral or additional collateral, as the case may be, should Bank One so require.

         17. Obligor agrees that Bank One may take possession of any Collateral without prior judicial hearing or process, hereby expressly waives any right to such judicial hearing process, and hereby assents to any substitution, exchange or release of Collateral.

         18. When any Obligation becomes due, by acceleration or otherwise, Bank One shall have the right, without notice to Obligor, any party claiming under Obligor, or any other party, such notice being hereby expressly waived, and without regard to the adequacy of value of the Collateral or the solvency or insolvency of Obligor, to the appointment of a receiver by a court of competent jurisdiction chosen solely by Bank One, upon application at any time, whether prior to or after a judgment has been obtained against Obligor, to take possession of the assets and/or business of Obligor together with its books and records, to maintain or to liquidate said assets and/or business, to collect the proceeds of the Collateral and apply the net proceeds to any Obligation. Obligor consents to jurisdiction and venue for the appointment of such receiver by such court and agrees that any receiver so appointed may take possession of the assets and/or business of the Obligor, together with the Collateral in any other jurisdiction in which the Collateral may be located.
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         19.     Obligor authorizes Bank One to exchange Bank One deposit,
credit and borrowing information about Obligor with third parties.

         20. Obligor jointly and severally hereby authorizes any attorney at law to appear in an action on this Note at any time after the same becomes due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio, or of elsewhere, and to waive the issuing and service of process against any or all of said parties, enter an appearance and to confess judgment is in favor of Bank One against any or all of said parties for the amount that may be due, together with costs of suit, and to release all errors and waive all rights of appeal and stay of execution from the judgment rendered. After the judgment is entered against one or more of said parties, the powers wherein conferred may be exercised as to one or more of the others. The death of Obligor shall not impair the authority herein granted as to the survivor or survivors of Obligor.

                                   EXHIBIT A


The interest rate options available to Borrower shall be as follows, if, as and when offered by Bank:


MONEY MARKET RATE - meaning interest shall be calculated daily on the current outstanding principal balance at a variable rate equal to the Money Market rate, as determined solely by Bank, plus 75 basis points.




                                    Telxon Corporation



                                    By:  /s/ Kenneth W. Haver
                                       ---------------------
                                       Kenneth W. Haver, Senior Vice President,
                                        Chief Financial Officer and Treasurer

                                                        Bank One, Akron, NA
                                                        50 South Main Street
                                                        Akron, Ohio 44308-1888
[BANK1ONE(R) logo]


February 29, 1996



Mr. Kenneth Haver
Chief Financial Officer
Telxon Corporation
3330 West Market Street
P.O. Box 5582
Akron, Ohio  44334-0582

Dear Mr. Haver:

This Letter Agreement is issued in conjunction with the Business Purpose Revolving Promissory Note (the "Note") in the amount of $25,000,000.00 executed on the 29th day of February, 1996, and the terms and conditions contained herein are considered to be an integral part of that Note. Bank One, Akron, N.A. (the "Bank") agrees to disburse funds to Telxon Corporation (the "Borrower") subject to the Borrower meeting all of the Terms and Conditions contained in the Note and all of the terms and conditions contained in this Letter Agreement.

The Borrower is currently a party to the Amended and Restated Revolving Credit, Term Loan and Security Agreement (the "Agreement"), dated March 31, 1995, with the Bank of New York Commercial Corporation acting as lender and as agent. In this Agreement, the Borrower has agreed to provide a security interest in all Receivables, all Equipment, all General Intangibles, all Inventory, the Texas Real Property and other property as further described in Section 1.2. With the exception of these liens, the Borrower shall not, without prior written consent of the Bank, create any additional liens, except Permitted Encumbrances as further described in Section 1.2 of the Agreement.

This Agreement required the Borrower to meet a number of Affirmative and Negative Covenants, with a failure to do so resulting in a Default as further described in the Events of Default section of the Agreement. By executing this Letter Agreement, the Borrower hereby agrees to meet each Affirmative and Negative Covenant contained in the Agreement, and provides the same Default remedies to the Bank for principal advances under the Note in the event of a failure to properly cure a Default. In addition, in the event that the Bank of New York Commercial Corporation declares a Default under the Agreement, the Bank may also declare a default under the Note.

Mr. Kenneth W. Haver
February 29, 1996
Page 2

If, for any calendar month during the term of this Note, the average daily unpaid balance of the disbursements does not equal the committed face amount of the Note, the Borrower agrees to pay to the Bank an Unused Line fee of 1/8 percent per annum on a monthly basis on the unused portion of the Note. The Borrower may terminate the Note at any time prior to the expiration date of April 1, 1996 and incur an Unused Line Fee on a pro rate basis up to the point of termination. The Borrower may reduce the committed face amount of the Note at any time prior to the expiration and incur an Unused Line Fee on the lower amount of the Note.

This Letter Agreement and the Note comprise all of the terms and conditions underlying the extension of credit by the Bank to the Borrower. By executing this Letter Agreement below, the Borrower agrees to be bound by all terms and conditions.

Very truly yours,



/s/ Steven B. Currier
Steven B. Currier
Vice President

Acknowledged and agreed to this 29th day of February, 1996:

Telxon Corporation

By:  /s/ Kenneth W. Haver
   ----------------------
Name: Kenneth Haver
    ---------------
Title: Senior Vice President & CFO
     -----------------------------